Production Enhancement & Reservoir Management, LLC

9947 S. Blackbird Circle
Littleton, CO 80130-3869

Exhibit 23.3

November 12, 2004

Re: Consent to Use of Report

We consent to the reference in this Registration Statement on Form SB-2 of Heartland Oil and Gas Corp. of our Injection Falloff Test Results reports dated August 2001, and to the reference of us under the heading "Experts" in such Prospectus.

Production Enhancement and Reservoir Management, LLC

Per: /s/ Trent W. Green
Trent Green

Phone: 720/344-3464 Fax: 413/832-7993 Cell: 303/882-8861 Email: tgreen@permllc.com